Exhibit 99.1

One Marina Boulevard, #28-00
Singapore 018989
65.6890.7188 Main
www.flextronics.com

PRESS RELEASE
Warren Ligan
Senior Vice President, Investor Relations
+1.408.576.7172
investor_relations@flextronics.com
Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com
FLEXTRONICS ANNOUNCES RECORD FIRST QUARTER RESULTS
Record first quarter net sales increase 62% to $8.4 billion
Record first quarter adjusted EPS increases 23% to $0.27
Company announces authorization for share repurchase
Singapore, July 24, 2008 — Flextronics (NASDAQ: FLEX) today announced results for its first quarter ended June 27, 2008 as follows:

	Three Month Periods Ended
	June 27,	June 29,
(US$ in millions, except EPS)	2008	2007
Net sales	$8,350	$5,157
GAAP operating income	$205	$133
Adjusted operating income (1)	$280	$153
GAAP net income	$130	$107
Adjusted net income (1)	$227	$134
GAAP EPS	$0.16	$0.17
Adjusted EPS (1)	$0.27	$0.22

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.
First Quarter Results
Record net sales for the first quarter ended June 27, 2008 increased 62% to $8.4 billion, which represents an increase of $3.2 billion over the year ago quarter. Record adjusted operating profit for the first quarter ended June 27, 2008 increased 83% over the year ago quarter to $280 million, while adjusted operating margin improved 40 basis points to 3.4%. Record adjusted net income for the first quarter ended June 27, 2008 increased 69% over the year ago quarter to $227 million, while adjusted EPS increased 23% to a first quarter record of $0.27.
“I am very pleased with our execution this past quarter, especially in light of the challenging economic environment. I believe that the size and breadth of our service offerings as well as the geographic and product diversification of our company continues to provide us a unique competitive advantage, particularly in this current environment. I am also pleased to announce that we have recently received authorization from our Board of Directors to repurchase up to ten percent of our outstanding ordinary shares,” said Mike McNamara, chief executive officer of Flextronics.

One Marina Boulevard, #28-00
Singapore 018989
65.6890.7188 Main
www.flextronics.com

PRESS RELEASE
Guidance
For the second quarter ending September 26, 2008, revenue is expected to be in the range of $8.5 billion to $9.0 billion and adjusted EPS is expected to be in the range of $0.28 — $0.31 per share.
GAAP earnings per share are expected to be lower than the guidance provided herein by approximately $0.05 per diluted share for quarterly intangible amortization and stock-based compensation expense.
Flextronics Announces Share Repurchase Authorization
Today the Company announced that its Board of Directors has authorized the repurchase of up to ten percent of the Company’s outstanding ordinary shares.
Share repurchases will be made pursuant to the Share Purchase Mandate approved by the shareholders at the Company’s Annual General Meeting. Until the Company’s 2008 Annual General Meeting, scheduled to take place in September 2008, the Company is authorized to repurchase up to approximately 61 million shares. Following and contingent upon shareholder approval at the 2008 Annual General Meeting in September, the amount authorized for repurchase will be increased to up to approximately 83 million shares. Share repurchases, if any, will be made in the open market at such times and in such amounts as management deems appropriate. The Company intends to effect any share purchases in compliance with SEC Rule 10b-18. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.
Conference Calls and Web Casts
A conference call hosted by Flextronics’s management will be held today at 2:30 p.m. PDT to discuss the Company’s financial results for the first quarter ended June 27, 2008. This call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of slide presentations may also be found on the Company’s site. Replays of the broadcasts will remain available on the Company’s website afterwards.
Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer digital, industrial, infrastructure, medical and mobile OEMs. With the acquisition of Solectron, pro forma fiscal year 2008 revenues were more than US$33.6 billion. Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
# # #
This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future revenue and earnings growth. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that revenue and earnings growth may not occur as expected; our dependence on industries that continually produce technologically advanced products with short life cycles; that we may not fully realize the expected synergies, revenues and earnings growth and cost savings from the Solectron acquisition, and that we may incur significant costs and charges associated with the acquisition; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales and our reliance on strategic relationships with major customers; the challenges of effectively managing our operations, including our ability to manage manufacturing processes, control costs and manage changes in our operations; the challenges of integrating acquired companies and assets; not

One Marina Boulevard, #28-00
Singapore 018989
65.6890.7188 Main
www.flextronics.com

PRESS RELEASE
obtaining anticipated new customer programs, or that if we do obtain them, that they may not contribute to our revenue or profitability as expected or at all; our ability to utilize available and recently expanded manufacturing capacity; the risk of future restructuring charges that could be material to our financial condition and results of operations; our ability to design and quickly introduce world-class components products that offer significant price and/or performance advantages over competitive products; the impact on our margins and profitability resulting from substantial investments and start-up and integration costs in our components, design and ODM businesses; production difficulties, especially with new products; changes in government regulations and tax laws; not realizing expected returns from our retained interests in divested businesses; our exposure to potential litigation relating to intellectual property rights, product warranty and product liability; potential impairment of our intangible assets; our dependence on the continued trend of outsourcing by OEMs; the risks to our particular electronics and technology sector of economic instability and a slowdown in consumer spending; the effects of customer bankruptcies; supply shortages of required electronic components; the challenges of international operations, including fluctuations in exchange rates beyond hedged boundaries leading to unexpected charges; our dependence on our key personnel; and our ability to comply with environmental laws. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K, 10-Q and 8-K that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

One Marina Boulevard, #28-00
Singapore 018989
65.6890.7188 Main
www.flextronics.com

PRESS RELEASE
SCHEDULE I
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Month Periods Ended
	June 27, 2008	June 29, 2007
GAAP:
Net sales	$8,350,246	$5,157,026
Cost of sales	7,867,162	4,866,454
Restructuring charges	26,317	9,753

Gross profit	456,767	280,819

Selling, general and administrative expenses	248,626	146,588
Restructuring charges	2,898	921

Operating income	205,243	133,310

Intangible amortization	25,246	16,675
Interest and other expense, net	39,624	6,259

Income before income taxes	140,373	110,376

Provision for income taxes	10,061	3,429

Net income	$130,312	$106,947

EPS:
GAAP	$0.16	$0.17

Non-GAAP	$0.27	$0.22

Diluted shares used in computing per share amounts	840,444	615,541

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.

	One Marina Boulevard, #28-00	65.6890.7188 Main
	Singapore 018989	www.flextronics.com

PRESS RELEASE
SCHEDULE II
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, except per share amounts)
(unaudited)

		Three Month Periods Ended
		June 27,	% of	June 29,	% of
		2008	Sales	2007	Sales
GAAP gross profit		$456,767	5.5%	$280,819	5.4%
Stock-based compensation expense		2,299		999
Restructuring and other charges	(2)	47,821		9,753

Non-GAAP gross profit		$506,887	6.1%	$291,571	5.7%

GAAP SG&A Expenses		$248,626	3.0%	$146,588	2.8%
Stock-based compensation expense		13,061		7,726
Restructuring and other charges	(2)	8,700		—

Non-GAAP SG&A Expenses		$226,865	2.7%	$138,862	2.7%

GAAP operating income		$205,243	2.5%	$133,310	2.6%
Stock-based compensation expense		15,360		8,725
Restructuring and other charges	(2)	59,419		10,674

Non-GAAP operating income		$280,022	3.4%	$152,709	3.0%

GAAP net income		$130,312	1.6%	$106,947	2.1%
Stock-based compensation expense		15,360		8,725
Restructuring and other charges	(2)	63,097		10,674
Intangible amortization		25,246		18,205
Other	(3)	—		(9,309)
Adjustment for taxes		(7,024)		(961)

Non-GAAP net income		$226,991	2.7%	$134,281	2.6%

GAAP provision for income taxes		$10,061	0.1%	$3,429	0.1%
Restructuring and other charges		4,676
Intangible amortization		2,348		961

Non-GAAP provision for income taxes		$17,085	0.2%	$4,390	0.1%

EPS:
GAAP		$0.16		$0.17

Non-GAAP		$0.27		$0.22

See the accompanying notes on Schedule IV attached to this press release.

	One Marina Boulevard, #28-00	65.6890.7188 Main
	Singapore 018989	www.flextronics.com

PRESS RELEASE
SCHEDULE III
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 27, 2008	March 31, 2008
ASSETS

Current Assets:
Cash and cash equivalents	$1,761,728	$1,719,948
Accounts receivable, net	3,925,858	3,550,942
Inventories	4,456,094	4,118,550
Deferred income taxes	9,984	573
Other current assets	936,809	922,924

	11,090,473	10,312,937

Property and equipment, net	2,536,100	2,465,656
Deferred income taxes	35,964	32,598
Goodwill and other intangibles, net	6,048,616	5,876,741
Other assets	812,938	836,983

	$20,524,091	$19,524,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$18,959	$28,591
Accounts payable	5,885,532	5,311,337
Other current liabilities	2,035,115	2,061,087

Total current liabilities	7,939,606	7,401,015

Long-term debt, net of current portion:
Acquisition Term Loan due 2012 and 2014	1,709,197	1,709,256
6 1/2 % Senior Subordinated Notes due 2013	399,622	399,622
6 1/4 % Senior Subordinated Notes due 2014	402,090	402,090
1 % Convertible Subordinated Notes due 2010	500,000	500,000
Zero Coupon Convertible Junior Subordinated Notes due 2009	195,000	195,000
Other long-term debt and capital lease obligations	514,091	182,369

Other liabilities	545,279	571,119

Total shareholders’ equity	8,319,206	8,164,444

	$20,524,091	$19,524,915

	One Marina Boulevard, #28-00	65.6890.7188 Main
	Singapore 018989	www.flextronics.com

PRESS RELEASE
SCHEDULE IV
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(1)	To supplement Flextronics’ unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude, among other things, stock-based compensation expense, restructuring charges, intangible amortization, gains or losses on divestitures and certain other items. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested share bonus awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact the application of SFAS 123R has on its operating results.

Restructuring charges include severance, impairment, lease termination, exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s acquisition and restructuring activities, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

	One Marina Boulevard, #28-00	65.6890.7188 Main
	Singapore 018989	www.flextronics.com

PRESS RELEASE
Other charges or gains consist of various other types of items that are not directly related to ongoing or core business results, such as integration costs associated with restructuring activities undertaken in connection with various business acquisitions, executive separation costs and cumulative foreign exchange adjustments to the cost basis of international entities that have been divested or liquidated. We exclude these items because they are not related to the Company’s ongoing operational performance or do not affect core operations. Excluding these amounts provide investors with a basis to compare Company performance against the performance of other companies without this variability.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income.
(2)	During the three-month period ended June 27, 2008 the Company recognized charges primarily relating to restructuring and integration activities initiated by the Company in an effort to consolidate and integrate the Company’s global capacity and infrastructure as a result of its acquisition of Solectron Corporation. These activities, which included closing, consolidating and relocating certain manufacturing and administrative operations, elimination of redundant assets and reducing excess workforce and capacity, were intended to optimize the company’s operational efficiency post acquisition.

During the three-month period ended June 29, 2007 the Company recognized restructuring charges for costs related to employee terminations in Europe.

(3)	During the three-month period ended June 29, 2007 the Company recognized net foreign exchange gains in connection with the divestiture of a certain international entity.